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                                                                    EXHIBIT 11.1

                           CD&L, INC. AND SUBSIDIARIES
                              NET INCOME PER SHARE
              FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
                        (in thousands, except share data)


SHARES CONSIDERED:                                                            2004              2003               2002
                                                                     ---------------    ---------------     --------------
Weighted average portion of shares outstanding at
    December 31, 2001                                                     7,658,660          7,658,660           7,658,660

Weighted average portion of 1,697,651 common shares issued
   In connection with the Company's 2004 rights offering                     78,424                  -                   -
                                                                     ---------------    ---------------     --------------

         Basic weighted average shares outstanding                        7,737,084          7,658,660           7,658,660

Incremental shares assumed issued in connection with:
    Stock options and warrants outstanding                                  829,152            515,419             508,751
    Convertible preferred stock                                           2,952,758                  -                   -
    Convertible notes - Series A                                          1,968,504                  -                   -
    Convertible notes - Series B                                            984,252                  -                   -
    Convertible Seller Note                                                  41,148                  -                   -
                                                                     ---------------    ---------------     --------------

         Diluted weighted average shares outstanding                     14,512,898          8,174,079           8,167,411
                                                                     ===============    ===============     ==============

                                                                     ---------------    ---------------     --------------
Net income                                                                   $1,583             $1,683                $285
                                                                     ===============    ===============     ==============

Basic income per share:
                                                                     ---------------    ---------------     --------------
Net income per share                                                           $.20               $.22                $.04
                                                                     ===============    ===============     ==============

Diluted income per share:
                                                                     ---------------    ---------------     --------------
Net income per share                                                           $.11               $.21                $.03
                                                                     ===============    ===============     ==============


The following potentially dilutive common shares were excluded from the computation of diluted income per share because the exercise or conversion price was greater than the average market price of common shares -

                                                                              2004               2003               2002
                                                                     ---------------    ---------------     --------------
Stock options and warrants                                                 1,774,572          1,863,668          1,889,434
Convertible preferred stock                                                  984,252                  -                  -
Convertible notes - Series A                                                 492,126                  -                  -
Convertible notes - Series B                                                 135,728                  -                  -
Seller-financed convertible notes                                             33,516            352,905            458,083
                                                                     ===============    ===============     ==============